Exhibit 10.58
ASSIGNMENT AND ASSUMPTION
OF EMPLOYMENT AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION OF EMPLOYMENT AGREEMENT (this “Assignment”), effective the 21st day of June 2008, is made by and between MiMedx, Inc, a Florida corporation (“Assignor”), and MiMedx Group, Inc., a Florida corporation (“Assignee”).
WHEREAS, Assignor, as the “Company” under that certain employment agreement by and between Assignor and Thomas W. D’Alonzo (as “Executive”), entered into that certain employment agreement dated March 1, 2007 (the “Employment Agreement); and
WHEREAS, due to certain recent corporate transactions, including Assignor’s merger with Assignee, a public company, the parties believe it is in their best interests to assign the Employment Agreement to Assignee, so that Executive will become employed by Assignee for purposes of completing the terms of the Employment Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:
1. Assignment. Assignor hereby assigns and delivers all of its rights, duties and obligations under the Employment Agreement to Assignee effective on the date and year first written above.
2. Assumption of Duties. Assignee hereby assumes and agrees to pay, discharge, or perform, as appropriate, all of Assignor’s obligations under the Employment Agreement arising after the date hereof. If any of those obligations was discovered after the date hereof, but were, in actuality, incurred prior to the date hereof, those obligations shall be paid, discharged or performed, as appropriate, by Assignor.
[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date and year written below.

ASSIGNOR: MIMEDX, INC.
By:	/s/ John C. Thomas, Jr.
	Name:	John C. Thomas, Jr.
	Title:	Secretary

ASSIGNEE: MIMEDX GROUP, INC.
By:	/s/ John C. Thomas, Jr.
	Name:	John C. Thomas, Jr.
	Title:	Secretary

THOMAS W. D’ALONZO (“Executive” under the Employment Agreement) joins herein to indicate his consent to the assignment and assumption of the Employment Agreement, agrees to look solely to Assignee for performance of all obligations of Assignor arising under the Employment Agreement after the date of this Assignment, agrees that the Employment Agreement remains in full force and effect, and agrees to continue to be fully bound by its terms.

/s/ Thomas W. D’Alonzo

THOMAS W. D’ALONZO

Date:	6-21-08